Exhibit 99.1

iPower Schedules Fiscal Second Quarter 2022 Conference Call for February 14, 2022 at 4:30 p.m. ET

DUARTE, CA, January 31, 2022 -- iPower Inc. (Nasdaq:IPW) (“iPower” or the “Company”), one of the leading online hydroponic equipment suppliers and retailers, will host a conference call on Monday, February 14, 2022, at 4:30 p.m. Eastern time to discuss the financial results for its fiscal second quarter ended December 31, 2021. The Company’s results will be reported in a press release prior to the call.

iPower management will host the conference call, followed by a question-and-answer period.

Date: Monday, February 14, 2022
Time: 4:30 p.m. Eastern time
Toll-free dial-in number: (888) 705-0179
International dial-in number: (409) 981-0008
Conference ID: 1595078

Webcast: https://edge.media-server.com/mmc/p/m9ipwcwb

Please dial into the conference call 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact the company’s investor relations team at IPW@elevate-ir.com.

The conference call will also be broadcast live and available for replay in the Events & Presentations section of the Company’s website at www.meetipower.com.

About iPower Inc.

iPower Inc. is one of the leading online retailers and suppliers of hydroponics equipment and accessories. iPower offers thousands of stock keeping units from its in-house brands as well as hundreds of other brands through its website, www.zenhydro.com, and its online platform partners. iPower has a diverse customer base that includes both commercial businesses and individuals. For more information, please visit iPower's website at https://ir.meetipower.com/.

US Investor Relations Contact:

Sean Mansouri, CFA

Elevate IR

(720) 330-2829

IPW@elevate-ir.com

Int’l Investor Relations Contact:

Sherry Zheng

Weitian Group LLC

(718) 213-7386

shunyu.zheng@weitian-ir.com